DRYDEN HIGH YIELD FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102




March 1, 2006



VIA EDGAR LINK

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Re:	Dryden High Yield Fund, Inc. (the "Fund")
		File No. 811-2896



Ladies and Gentlemen,

Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the fiscal year ended December 31, 2005. The enclosed is being filed electronically via the EDGAR system.

Yours truly,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary

Enclosure




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 1st day of March 2006.


Re:	Dryden High Yield Fund, Inc. (the "Fund")
		File No. 811-2896


By:  /s/Jonathan D. Shain			By:  /s/ Floyd L. Hoelscher
Jonathan D. Shain				Floyd L. Hoelscher
	Assistant Secretary				Witness





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